This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
File No. 333-186798

SUBJECT TO COMPLETION, DATED JULY 21, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 22, 2013)

€

% Notes due 2023

The €                    % Notes due 2023 (the “notes”) will be issued by Time Warner Inc. and will be guaranteed by Historic TW Inc. In addition, Home Box Office, Inc. and Turner Broadcasting System, Inc. will guarantee Historic TW Inc.’s guarantee of the notes.

The notes will mature on September 15, 2023. Interest on the notes will be payable annually in arrears on September 15 of each year, beginning on September 15, 2015. We may redeem some or all of the notes at any time or from time to time, in whole or in part, at our option, at the applicable redemption prices set forth under the heading “Description of the Notes — Optional Redemption.” In addition, the notes may be redeemed in whole but not in part, at our option, in the event of certain developments affecting U.S. taxation, at the applicable redemption price set forth under the heading “Description of the Notes — Optional Redemption for Tax Reasons.”

The notes will be senior unsecured obligations of Time Warner Inc. and will rank equally with all of Time Warner Inc.’s other existing and future senior unsecured obligations. The guarantees will be the senior unsecured obligations of the applicable guarantor and will rank equally with all other senior unsecured obligations of the applicable guarantor.

The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. If the application is approved, we expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date of the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Public Offering Price(1)		Underwriting Discount		Proceeds Before Expenses to Time Warner
Per Note due 2023		%		%		%
Total	€		€		€

(1)	Plus accrued interest from July , 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are expected to be delivered through the book-entry delivery system of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about July    , 2015, which is the fifth London business day following the date of pricing of the notes (such settlement cycle being referred to as “T+5”). Purchasers of the notes should note that trading of the notes may be affected by the T+5 settlement. See “Underwriting” beginning on page S-28 of this prospectus supplement.

Joint Book-Running Managers

Barclays	BNP PARIBAS	Citigroup	Deutsche Bank

Senior Co-Managers

The date of this Prospectus Supplement is                     , 2015

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” beginning on page S-28 of this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (2003/71/EC, as amended, including by Directive 2010/73/EU) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, Relevant Persons.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of the FSMA does not apply. The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of the notes to the public in the United Kingdom within the meaning of Part VI of the FSMA.

IN CONNECTION WITH THIS OFFERING OF THE NOTES, BNP PARIBAS, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND DIRECTIVES, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION.

S-ii

ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUANCE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

This prospectus supplement supplements disclosure in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is expected that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth London business day following the date of pricing of the notes (such settlement cycle being referred to as “T+5”). You should note that trading of the notes on the date of pricing or on the next succeeding London business day may be affected by the T+5 settlement. See “Underwriting” beginning on page S-28 of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any applicable free writing prospectus. No person is authorized to provide you with different information or to offer the notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus is accurate as of any date other than the date of the applicable document.

References to “Time Warner,” the “Company,” “we,” “us” and “our” in this prospectus supplement are references to Time Warner Inc. and, where the context requires, its subsidiaries collectively. Historic TW Inc. is referred to herein as “Historic TW.” Home Box Office, Inc. is referred to herein as “HBO.” Turner Broadcasting System, Inc. is referred to herein as “TBS,” and, together with Historic TW and HBO, the “Guarantors.” Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

In this prospectus supplement, references to “U.S. dollars” and “$” are to U.S. currency, and references to “euro” and “€” are to the currency of the European Economic and Monetary Union.

S-iv

EXCHANGE RATES

The table below sets forth, for the periods indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the Board of Governors of the Federal Reserve System for euros (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

Year Ended December 31,	High	Low	Period Average(1)	Period End
2014	1.39	1.21	1.33	1.21
2013	1.38	1.28	1.33	1.38
2012	1.35	1.21	1.29	1.32
2011	1.49	1.29	1.39	1.30
2010	1.45	1.20	1.33	1.33

Month	High	Low
June 2015	1.14	1.09
May 2015	1.14	1.09
April 2015	1.12	1.06
March 2015	1.12	1.05
February 2015	1.15	1.12
January 2015	1.20	1.13

(1)	The average of the noon buying rates on each day of the relevant year or period.

For July 17, 2015, the noon buying rate published by the Board of Governors of the Federal Reserve System for one euro expressed in U.S. dollars was $1.08.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

S-v

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2014 (filed February 26, 2015);

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2015 (filed April 29, 2015); and

•	Current reports on Form 8-K dated March 16, 2015 (filed March 17, 2015), May 28, 2015 (filed May 28, 2015 and relating to the computation of the ratio of earnings to fixed charges), May 28, 2015 (filed June 2, 2015) and June 19, 2015 (filed June 24, 2015).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated into this prospectus supplement by reference. The information contained on our website (http://www.timewarner.com) is not incorporated by reference into this prospectus supplement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” in the accompanying prospectus or, at no cost, by writing or telephoning Time Warner at the following address or telephone number:

Time Warner Inc.

Attn: Investor Relations

One Time Warner Center

New York, NY 10019-8016

Telephone: 1-866-INFO-TWX

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-vi

SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and may not contain all of the information that you should consider before investing in the notes. To understand us and the sale of the notes fully, you should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Time Warner

Time Warner, a Delaware corporation, is a leading media and entertainment company. The Company classifies its businesses into the following three reportable segments:

•	Turner, consisting principally of cable networks and digital media properties;

•	Home Box Office, consisting principally of premium pay television services domestically and premium pay and basic tier television services internationally; and

•	Warner Bros., consisting principally of television, feature film, home video and videogame production and distribution.

On June 6, 2014, the Company completed the legal and structural separation of Time Inc. from the Company (the “Time Separation”). The Time Separation was effected as a pro rata dividend of all shares of Time Inc. common stock held by Time Warner in a spin-off to Time Warner stockholders. With the completion of the Time Separation, the Company disposed of the Time Inc. segment in its entirety. In connection with the Time Separation, the Company received $1.4 billion from Time Inc., consisting of proceeds relating to Time Inc.’s acquisition of the IPC publishing business in the U.K. from a wholly-owned subsidiary of Time Warner and a special dividend.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference herein. For instructions on how to find copies of these and our other filings incorporated by reference herein, see “Incorporation by Reference” above or “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive office, and that of the Guarantors except as noted below, is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Guarantors

Historic TW is a wholly owned subsidiary of Time Warner. Historic TW is a holding company with substantially the same business interests as Time Warner. It derives its operating income and cash flow from its investments in its subsidiaries, which include HBO, TBS and Warner Bros. Entertainment Inc.

HBO is a wholly owned indirect subsidiary of Time Warner. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of HBO and its subsidiaries include the operation of the “HBO” and “Cinemax” premium pay television services. The principal executive office of HBO is located at 1100 Avenue of the Americas, New York, NY 10036-6712, telephone (212) 512-1000.

TBS is a wholly owned indirect subsidiary of Time Warner. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of TBS and its subsidiaries include the operation of cable networks in the United States and internationally. The principal executive office of TBS is located at One CNN Center, Atlanta, GA 30303, telephone (404) 827-1700.

The Offering

The following is a brief summary of the principal terms of the notes offering and is not intended to be complete. You should carefully read the “Description of the Notes” section of this prospectus supplement and the “Description of the Debt Securities and the Guarantees” section in the accompanying prospectus for a more detailed description of the notes offered hereby.

Issuer	Time Warner Inc.

Securities	€ aggregate principal amount of % Notes due 2023

Maturity Date	September 15, 2023

Denominations	The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Interest Payment Dates	September 15 of each year, commencing September 15, 2015

Guarantees	The notes will be fully, irrevocably and unconditionally guaranteed by Historic TW. In addition, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s guarantee of the notes.

Ranking	The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured obligations.

The guarantees will be senior unsecured obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with other senior unsecured obligations of Historic TW, HBO and TBS, respectively.

Optional Redemption	We may redeem some or all of the notes at any time or from time to time, in whole or in part, at our option, at the applicable redemption prices described in this prospectus supplement.

Optional Redemption for Tax Reasons	We may redeem all, but not part, of the notes upon the occurrence of certain tax events at the redemption price of 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption for Tax Reasons.”

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. If the euro is unavailable to us, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro.

Additional Amounts	We or the relevant guarantor, as applicable, will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on the notes or with respect to any guarantee to a holder who is not a United States person (as defined under “Description of the Notes — Payment of Additional Amounts”), after deduction or withholding for or on account of any present or future tax, assessment, duty or other governmental charge imposed upon such holder by the United States (or any political subdivisions or taxing authority thereof or therein having power to tax), will not be less than the amount provided in such holder’s notes to be then due and payable. See “Description of the Notes — Payment of Additional Amounts” in this prospectus supplement.

Use of Proceeds	We intend to use the proceeds from this offering for general corporate purposes.

Governing Law	State of New York

Listing	We intend to apply to list the notes on the New York Stock Exchange (the “NYSE”). If the application is approved, we expect trading in the notes on the NYSE to begin within 30 days after the original issue date.

Trustee, Transfer Agent, Registrar and Authenticating Agent	The Bank of New York Mellon

Paying Agent	The Bank of New York Mellon, London Branch

Clearance and Settlement	The notes will be cleared through Clearstream and Euroclear.

Risk Factors	Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” beginning on page S-5 of this prospectus supplement, and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes.

Recent Developments

On June 4, 2015, Time Warner issued $2.1 billion aggregate principal amount of debt securities under a shelf registration statement, consisting of $1.5 billion aggregate principal amount of 3.60% Notes due 2025 and $600 million aggregate principal amount of 4.85% Debentures due 2045 (the “2015 Debt Offering”). The securities issued in the 2015 Debt Offering are guaranteed by the same guarantors as the notes being offered for sale. The Company used a portion of the net proceeds from the 2015 Debt Offering to retire at maturity the $1.0 billion aggregate principal amount outstanding of its 3.15% Notes due July 15, 2015.

In June 2015, Time Warner purchased $687 million aggregate principal amount of the $1.0 billion aggregate principal amount outstanding of its 5.875% Notes due 2016 through a tender offer.

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. A debt rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to suitability for a particular investor. Additionally, ratings may be lowered or withdrawn in their entirety at any time.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the notes at least equally and ratably. However, these limitations are subject to numerous exceptions. See “Description of the Debt Securities and the Guarantees” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial ratios. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture, including repurchasing other debt securities or common shares or preferred shares, if any, redeeming other debt securities or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

We may redeem the notes at our option, which may adversely affect your return.

As described under “Description of the Notes — Optional Redemption” in this prospectus supplement, we have the right to redeem the notes at our option, in whole or in part, from time to time. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The notes will be unsecured and therefore will effectively be subordinated to any of our secured debt.

The notes will not be secured by any of our assets or those of our subsidiaries. As a result, the notes will be effectively subordinated to any secured debt we may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. As of March 31, 2015, we had no senior secured debt outstanding.

The notes are effectively subordinated to the liabilities of our non-guarantor subsidiaries.

The notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or similar proceeding with respect to a non-guarantor subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of March 31, 2015, our non-guarantor subsidiaries had approximately $233 million of outstanding indebtedness, including capital lease obligations.

An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.

The notes are new issues of securities and there is no established trading market for the notes. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed. Even if the notes are listed, an active trading market may not develop, in which case the market price and liquidity of the notes may be adversely affected.

In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industries generally;

•	the interest of securities dealers in making a market in the notes;

•	the market for similar securities;

•	prevailing interest rates; and

•	the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014.

We have been advised by the underwriters that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market-making at any time in their sole discretion without providing any notice.

An investment in the notes by a purchaser whose home currency is not the euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros. We, the underwriters, the trustee and the paying agents with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

An investment in the notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currency. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. holder, see “Certain Tax Consequences — Material U.S. Federal Tax Considerations” for the material U.S. Federal income tax consequences of the ownership and disposition of the notes, related to the notes being denominated in euros.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. If the euro is unavailable to us, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court in New York presiding over a dispute arising in connection with the notes may apply the foregoing New York law or in certain circumstances may render the judgment in U.S. dollars.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that the notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Time Warner is set forth below for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus supplement, no ratio of earnings to fixed charges and preferred dividends is presented.

For purposes of computing the ratio of earnings to fixed charges,

(a)	earnings were calculated by

(1)	adding:

(i) pretax income (loss) from continuing operations,

(ii) adjustments for equity earnings or losses of investee companies that are 50% or less owned on a voting basis, net of cash distributions, and

(iii) fixed charges,

(2)	and subtracting:

(i) capitalized interest,

(b)	fixed charges consist of interest expense, capitalized interest and portions of rents representative of an interest factor from both continuing and discontinued operations.

The ratio of earnings to fixed charges is earnings (as defined in (a) above) divided by fixed charges (as defined in (b) above).

	Three Months Ended March 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
			(recast)	(recast)	(recast)	(recast)

Ratio of earnings to fixed charges(1)	4.7x	4.2x	4.6x	3.8x	3.7x	3.5x

(1)	As a result of the Time Separation, the financial information for the years ended December 31, 2013, 2012, 2011 and 2010 has been recast to present the financial position and results of operations of the Company’s former Time Inc. segment as discontinued operations.

USE OF PROCEEDS

The net proceeds from this offering are estimated to be approximately €                     , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds for general corporate purposes.

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture referred to in the accompanying prospectus. The following description of the notes offered hereby and the related guarantees supplements the description of the general terms and provisions of the notes set forth under “Description of the Debt Securities and the Guarantees” beginning on page 10 in the accompanying prospectus. This description replaces the description of the notes in the accompanying prospectus, to the extent of any inconsistency.

General

The notes will constitute senior unsecured debt obligations of Time Warner and will rank equally with all of the existing and future senior, unsecured and unsubordinated debt of Time Warner. The notes will be issued as a separate series of debt securities in registered form under the indenture, dated as of March 11, 2010, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Bank of New York Mellon will serve as trustee, transfer agent, registrar and authenticating agent with respect to the notes. The Bank of New York Mellon, London Branch, will serve as paying agent for the notes. Time Warner may, without the consent of any of the holders of the notes, create and issue additional notes so that such additional notes form a single series of notes under the indenture.

The notes will be represented by one or more global notes. Each global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme or its successor (“Clearstream”) and Euroclear Bank, S.A./N.V. or its successor (“Euroclear”). Except as described under “— Book-Entry, Delivery and Settlement,” the notes will not be issuable in certificated form.

Time Warner intends to file an application to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. If the application is approved, Time Warner will have no obligation to maintain such listing, and may delist the notes at any time.

Time Warner may redeem some or all of the notes at any time at the redemption price described under “— Optional Redemption.”

Time Warner may also redeem all, but not part, of the notes upon the occurrence of certain tax events at the redemption price described under “— Optional Redemption for Tax Reasons.”

Principal Amount; Maturity and Interest

We will issue in this offering €                 in aggregate principal amount of our             % Notes due 2023. The notes will mature on September 15, 2023.

We will pay interest on the notes at the rate of             % per year, annually in arrears on September 15 of each year, beginning on September 15, 2015, to holders of record on the preceding September 1. If interest or principal is payable on a Saturday, Sunday or any other day that is not a Business Day, we will make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment. Interest will accrue from July     , 2015. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or July     , 2015, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

“Business Day” for purposes of the notes means any day:

•	that is not Saturday or Sunday or any other day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or London; and

•	that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

In addition, we have the ability under the indenture to reopen the series of notes offered hereby and issue additional notes as part of such series. The series of notes and any such additional notes issued as part of such series will be treated as a single series for all purposes under the indenture, including waivers, amendments and redemptions, and any additional notes issued as part of the same series of notes offered hereby will be fungible with such series of notes for United States Federal income tax purposes or will be issued under a separate CUSIP and/or other identifying number.

Issuance in Euros; Payment on the Notes

Initial holders will be required to pay for the notes in euros, and all payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on the notes, will be payable in euros, provided, that if on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

For July 17, 2015, the noon buying rate published by the Board of Governors of the Federal Reserve System for one euro expressed in U.S. dollars was $1.08.

Guarantees

Historic TW, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each holder of the notes and to the trustee and its successors and assigns (1) the full and punctual payment of principal and interest on the notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the notes and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the notes. Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. Additionally, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s guarantee of the notes under substantially the same terms as the guarantee of Historic TW of the notes.

We describe the terms of the guarantees in more detail under the heading “Description of the Debt Securities and the Guarantees — Guarantees” in the accompanying prospectus.

Existing Indebtedness

At March 31, 2015, the aggregate principal amount of outstanding public debt securities of Time Warner and its subsidiaries was $22.031 billion. The following is a summary of the existing indebtedness (including capital lease obligations) of Time Warner, the Guarantors and other subsidiaries of Time Warner, including the outstanding debt at Time Warner and the Guarantors, the revolving credit facilities at Time Warner and the commercial paper program of Time Warner. Please see (i) the information incorporated herein by reference for a further description of this indebtedness as well as our and our subsidiaries’ other indebtedness and (ii) “Summary — Recent Developments” for information regarding public debt securities of Time Warner that were issued or purchased by Time Warner or that matured after March 31, 2015.

Time Warner

At March 31, 2015, the aggregate principal amount of outstanding public debt securities issued by Time Warner was $18.0 billion. Time Warner also has senior unsecured revolving credit facilities consisting of two $2.5 billion revolving credit facilities, each with a maturity date of December 18, 2019. At March 31, 2015, there were no borrowings outstanding, and there was less than $1.0 million in outstanding face amount of letters of credit issued, under the revolving credit facilities. Time Warner also has a $5.0 billion commercial paper program. Commercial paper issued by Time Warner under the program is supported by unsecured committed capacity under the revolving credit facilities. At March 31, 2015, no commercial paper was outstanding under the commercial paper program. Time Warner also has $270 million of senior unsecured debt consisting of two loans with maturity dates of June 3, 2015 and November 7, 2018, respectively, and a promissory note related to an acquisition by a former subsidiary with a maturity date of December 31, 2017.

Guarantors

At March 31, 2015, the aggregate principal amount of outstanding public debt securities issued or assumed by Historic TW was $4.031 billion. HBO and TBS do not have any outstanding public debt securities. At March 31, 2015, Historic TW was the primary obligor or guarantor of $22.031 billion of outstanding indebtedness (representing all of the public debt securities of Time Warner and its subsidiaries), HBO was a primary obligor or guarantor of $20.067 billion of outstanding indebtedness (which includes $20.031 billion of the $22.031 billion of public debt securities issued by Time Warner and its subsidiaries) and TBS was the primary obligor or guarantor of $22.043 billion of outstanding indebtedness (which includes the $22.031 billion of public debt securities issued by Time Warner and its subsidiaries).

Other

At March 31, 2015, the aggregate principal amount of existing indebtedness (including capital lease obligations) of subsidiaries other than the Guarantors was $233 million.

Release of Guarantors

The indenture for the notes provides that any Guarantor may be automatically released from its obligations if such Guarantor has no outstanding Indebtedness For Borrowed Money (as defined in the accompanying prospectus), other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such guarantee. However, there is no covenant in the indenture that would prohibit any such Guarantor from incurring Indebtedness For Borrowed Money after the date such Guarantor is released from its guarantee. In addition, although the indenture for the notes limits the overall amount of secured Indebtedness For Borrowed Money that can be incurred by Time Warner and its subsidiaries without also securing the notes at least equally and ratably, it does not limit the amount of unsecured indebtedness that can be incurred by Time Warner and its subsidiaries. Thus, there is no limitation on the amount of indebtedness that could be structurally senior to the notes. See “Description of the Debt Securities and the Guarantees — Guarantees” in the accompanying prospectus.

Ranking

The notes offered hereby will be our senior unsecured obligations, and will rank equally with our other senior unsecured obligations. The guarantees of the notes will be senior unsecured obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with all other senior unsecured obligations of Historic TW, HBO and TBS, respectively.

Each of Time Warner, Historic TW, HBO and TBS is a holding company for other non-guarantor subsidiaries, and therefore the notes and the guarantees of the notes will be effectively subordinated to all existing and future liabilities, including indebtedness, of such non-guarantor subsidiaries. Such non-guarantor subsidiaries include Warner Bros. Entertainment Inc. Furthermore, the ability of each of Time Warner, Historic TW and, to a certain extent, HBO and TBS, to service its indebtedness and other obligations depends on the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow.

Optional Redemption

We may redeem at any time or from time to time, in whole or in part, at our option, the notes prior to June 15, 2023 (the date that is three months prior to the maturity date of the notes), on at least 15 days, but not more than 45 days, prior notice mailed to each holder of such notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Bund Rate (as defined below) plus basis points;

plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

If the notes are redeemed on or after June 15, 2023 (the date that is three months prior to their maturity date), such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption.

“Bund Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by Time Warner or the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that we appoint as the Independent Investment Bank from time to time.

“Reference Bond” means, in relation to any Bund Rate calculation, a German government bond whose maturity is closest to the maturity of the notes, or if Time Warner or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as Time Warner or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by Time Warner or the Independent Investment Bank, determine to be appropriate for determining the Bund Rate.

“Reference Bond Dealer” means (A) each of BNP Paribas, Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by us.

“Remaining Scheduled Payments” means, with respect to the note to be redeemed, the remaining scheduled payments of principal of and interest on the note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a note, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on the note to, but excluding, the redemption date.

If less than all of the notes are to be redeemed, and the notes are global notes, the notes to be redeemed will be selected by Euroclear or Clearsteam in accordance with their standard procedures. If the notes to be redeemed are not global notes then held by Euroclear or Clearstream, the trustee will select the notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate. If the notes are listed on any national securities exchange, Euroclear or Clearstream will select notes in compliance with the requirements of the principal national securities exchange on which the notes are listed. Notwithstanding the foregoing, if less than all of the notes are to be redeemed, no notes of a principal amount of €100,000 or less shall be redeemed in part. If money sufficient to pay the redemption price on the notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

We may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The notes may be redeemed, at the option of Time Warner in whole, but not in part, on not less than 15 nor more than 45 days’ prior notice, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the original issue date with respect to the notes, Time Warner, Historic TW, HBO or TBS, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the notes, be obligated, in making that payment, to pay additional amounts as described under the heading “— Payment of Additional Amounts” below and that obligation cannot be avoided by Time Warner, Historic TW, HBO or TBS, individually or together, taking reasonable measures available to them.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the notes or the guarantees will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof.

In addition, for so long as the notes are outstanding, we undertake that, to the extent permitted by law, we will maintain a paying agent in a jurisdiction that will not require withholding or deduction of tax pursuant to any law implementing European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”).

We or the relevant Guarantor, as applicable, will, subject to the exceptions and limitations set forth below, pay as additional interest in respect of the notes or the guarantees such additional amounts as are necessary in order that the net payment by us of the principal of, premium (if any) and interest in respect of the notes or the guarantees to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to the extent any tax, assessment or other governmental charge is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax;

d.	being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any notes, if such payment can be made without such withholding by any other paying agent;

(6)	to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of notes;

(7)

to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN

Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(8)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

(9)	to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later except to the extent that the beneficiary or holder thereof would have been entitled to the payment of additional amounts had such note been presented for payment on any day during such 30-day period;

(10)	to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “— Payment of Additional Amounts” and under the heading “— Optional Redemption for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. Federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. Federal income taxation regardless of its source.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption prior to maturity or sinking fund payment for the notes.

Additional Debt

The indenture does not limit the amount of debt that we may issue under the indenture or otherwise.

Governing Law

The notes, the guarantees and the indenture shall be construed in accordance with and governed by the laws of the State of New York.

Book-Entry, Delivery and Settlement

Global Notes

The notes will be issued in registered, global form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes will be issued in the form of one or more global certificates, in definitive, fully registered form without interest coupons, each of which we refer to as a “global note.” Each such global note will be deposited with The Bank of New York Mellon, London Branch, or any successor thereto, as the common depositary (the “Common Depositary”) and registered in the name of the Common Depositary or its nominee. We will not issue certificated notes to you for the notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in securities directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium. We and the trustee for the notes have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We and the trustee for the notes also do not supervise these systems in any way.

Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the Common Depositary as the holder of the global notes. The trustee, the paying agent and we will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the global notes for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global notes to you or any other beneficial owners in the global notes. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream and Euroclear have established their procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures, from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Certificated Notes

We will issue certificated notes to each person that Euroclear or Clearstream identifies as the beneficial owner of the notes represented by the global notes upon surrender by the Common Depositary of the global notes if:

•	Euroclear or Clearstream notifies us that it is no longer willing or able to act as a depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that Euroclear or Clearstream is no longer so registered;

•	an event of default has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated notes; or

•	we determine not to have the notes represented by global notes.

Neither we nor the trustee will be liable for any delay by Euroclear or Clearstream, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream or its nominee for all purposes, including with respect to the registration, delivery and principal amount of the certificated notes to be issued.

Trustee

In connection with the exercise of its duties, the trustee will be responsible for the interests of the holders of the notes as a class and will not be responsible for the consequences of the exercise of its duties for individual noteholders.

Additional Information

See “Description of the Debt Securities and the Guarantees” in the accompanying prospectus for additional important information about, and applicable to, the notes. That information includes:

•	additional information about the terms of the notes;

•	general information about the indenture and the trustee;

•	a description of certain covenants under the indenture; and

•	a description of events of default under the indenture.

CERTAIN TAX CONSEQUENCES

Material U.S. Federal Tax Considerations

General

The following is a summary of the material U.S. Federal income tax consequences, and in the case of Non-U.S. Holders (as defined below), estate tax consequences, of the ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Code, the Treasury regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. Federal income tax treatment of debt instruments. These authorities may change, perhaps with retroactive effect, so as to result in U.S. Federal income tax consequences different from those set forth below.

Unless otherwise stated, this summary addresses only notes held as capital assets for U.S. Federal income tax purposes by persons who purchase the notes for cash pursuant to this offering at their initial offering price. This summary does not address the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax or the Medicare tax on investment income;

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold the notes, you should consult your tax advisor regarding the tax consequences of holding the notes to you.

This summary of material U.S. Federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. Federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. Federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A “U.S. Holder” is a beneficial owner of a note that is, for U.S. Federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States; or

•	an estate or trust the income of which is subject to U.S. Federal income taxation regardless of its source.

Payments of Interest

Stated interest on the notes will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. Federal income tax purposes.

If you use the cash basis method of accounting for U.S. Federal income tax purposes, you will be required to include in income the U.S. dollar value of the stated interest received, determined by translating euros received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment of stated interest.

If you use the accrual method of accounting for U.S. Federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the stated interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year. Under the second method, you may elect to translate stated interest income at the spot rate on:

•	the last day of the accrual period (or the date the stated interest payment is received if such date is within five business days of the end of the accrual period) or

•	the last day of the taxable year if the accrual period straddles your taxable year.

This election will apply to all debt obligations you hold from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service (“IRS”). You should consult your own tax advisor as to the advisability of making the above election.

In addition, if you use the accrual method of accounting for U.S. Federal income tax purposes, upon receipt of a stated interest payment on a note (including amounts received upon the sale of a note attributable to accrued interest previously included in income), you will recognize ordinary income or loss (and not interest income and expense) in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euros received at the spot rate on the date such payment is received) and the U.S. dollar value of the stated interest income you previously included in income with respect to such payment, regardless of whether the payment is actually converted into U.S. dollars.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in such note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of such note to such holder. If you purchased your note with euros, your cost generally will be the U.S. dollar value of the euros paid for such note determined at the spot rate on the date of such purchase. If your note is sold, exchanged, redeemed, retired or otherwise disposed of in a taxable transaction for euros, the amount realized generally will be the U.S. dollar value of the euros received on the date of sale, exchange, redemption, retirement or other taxable disposition. If you are a cash method taxpayer and the notes are traded on an established securities market, euros paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of notes traded on an established securities market, provided that the election is applied consistently to all debt instruments from year to year. Such election cannot be changed without the consent of the IRS.

Subject to the foreign currency rules discussed below, gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for such note is more than 12 months. Long-term capital gains of non-corporate U.S. Holders are generally subject to a reduced rate of taxation. The deductibility of capital losses by U.S. Holders is subject to certain limitations. Gain or loss realized by you on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be treated as U.S. source gain or loss.

Gain or loss recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to changes in currency exchange rates relating to the principal amount of such note will be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the note is your purchase price for the note calculated in euros, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, redemption, retirement or other taxable disposition of the note and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the note. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the note.

Exchange Gain or Loss with Respect to Euros

Upon the sale, exchange, retirement or other taxable disposition of a note, if the notes are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will have a basis in the euro received equal to the U.S. dollar value thereof at the spot rate in effect on the settlement date of such sale, exchange, retirement or disposition (that is, the same date that the euro are valued for purposes of determining the amount realized on the note). In all other cases, since the amount realized is based on the spot rate in effect on the date of the sale, exchange or retirement of the note (including the trade date if the notes are traded on an established securities market), (i) the taxpayer will realize foreign exchange gain or loss to the extent the U.S. dollar value of the euro received (based on the spot rate in effect on the date of receipt) differs from the U.S. dollar value of the euro on the date of the sale, exchange, or retirement of the note, and (ii) the taxpayer’s basis in the euro received will equal the U.S. dollar value of the euro, based on the spot rate in effect on the date of receipt.

Any gain or loss recognized by you on a sale, exchange, redemption, retirement or other taxable disposition of the euros will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions

Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, the receipt or accrual of interest or a sale, exchange, redemption, retirement or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note to the extent that such sale, exchange, redemption, retirement or other taxable disposition results in a tax loss in excess of a threshold amount (e.g. $50,000 in the case of an individual or trust). Holders considering the purchase of notes should consult with their own tax advisor to determine the U.S. Federal tax return disclosure obligations, if any, with respect to an investment in the note, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of the notes unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. Federal income tax liability, provided that you furnish the required information to the IRS on a timely basis.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a beneficial owner of a note that is not a U.S. Holder or a partnership for U.S. Federal income tax purposes.

Payments of Interest

Subject to the discussion below regarding backup withholding and FATCA (as defined below), payments of principal and interest on the notes generally will not be subject to U.S. withholding taxes, provided that you meet one of the following requirements:

•	You provide a completed Form W-8BEN or Form W-8BEN-E (or an acceptable substitute) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN or Form W-8BEN-E contains your name, address and a statement that you are the beneficial owner of the notes and that you are a Non-U.S. Holder.

•	You hold your notes directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that you are a Non-U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or Form W-8BEN-E and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income on the notes is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base), and is not exempt from U.S. Federal income tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI. Such income will instead be taxed as described under “U.S. Trade or Business” below.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax (generally, at a 30% rate) under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•

An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or Form W-8BEN-E (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

•	You own 10% or more of the voting stock of Time Warner, are a “controlled foreign corporation” with respect to Time Warner, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base), as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your own tax advisor regarding the application of these specific rules.

Sale, Exchange, Redemption or Other Disposition of Notes

Subject to the discussion below regarding backup withholding and FATCA (as defined below), upon the sale, exchange, redemption or other disposition of a note, you will not be subject to U.S. Federal income tax on any gain unless one of the following circumstances applies:

•	The gain is connected with a trade or business that you conduct in the United States (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base). Such income will instead be taxed as described under “U.S. Trade or Business” below.

•	You are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the notes, and certain other conditions are satisfied. If the foregoing conditions apply, you will be subject to U.S. Federal income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain, which may be offset by certain capital losses.

•	The gain represents accrued but unpaid interest not previously included in income, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold your notes in connection with a trade or business that you are conducting in the United States (and, if a tax treaty applies, income or gain with respect to the notes is attributable to a permanent establishment or fixed base):

•	Any interest on the notes, and any gain from the sale, exchange, redemption or other disposition of the notes, generally will be subject to U.S. Federal income tax at regular graduated rates as if you were a U.S. Holder.

•	If you are a corporation, you may be subject to the “branch profits tax” on your earnings from the notes. The rate of this tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

U.S. Federal Estate Tax

A note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. Federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. Federal estate tax as a result of the individual’s death, provided that:

•	the individual does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and

•	interest payments with respect to such note, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding (currently at a rate of 28%) apply to Non-U.S. Holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may file Form W-8BEN or Form W-8BEN-E to claim an exemption from information reporting and backup withholding. We suggest that you consult your own tax advisor concerning information reporting and backup withholding on a sale.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. Federal income tax liability, provided that you furnish the required information to the IRS on a timely basis.

FATCA

Under sections 1471 through 1474 of the Code and the regulations promulgated thereunder (such sections and regulations commonly referred to as “FATCA”), a 30% U.S. Federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined under FATCA) that does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which alternatively may be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined under FATCA) that does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Payments of Interest” or “— Sale, Exchange, Redemption or Other Disposition of Notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

E.U. Directive on the Taxation of Savings Income

Under the Directive, European Union member states are required to provide to the tax or other relevant authorities of another member state details of payments of interest and other similar income paid or secured by a person established in a member state to or for the benefit of an individual resident in another member state or certain limited types of entities established in another member state.

On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above (the “Amending Directive”). Member states are required to apply these new requirements from January 1, 2017. The changes will expand the range of payments covered by the Directive. The Directive will also apply a “look through approach” to payments made via certain persons, entities or legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied and where an individual resident in a member state is regarded as the beneficial owner of the payment for the purposes of the Directive. This approach may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Austria is instead required (unless during such period it elects otherwise) to operate a withholding tax in relation to such payments, deducting tax at the rate of 35%. The transitional period will end after agreement on exchange of information is reached between the European Union and certain non-European Union states.

A number of non-European Union countries and territories have adopted equivalent measures (either provision of information or transitional withholding).

However, the European Commission has proposed the repeal of the Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other member states (subject to ongoing requirements to fulfill administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, member states will not be required to apply the new requirements of the Amending Directive.

UNDERWRITING

Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name in the table below:

Underwriter	Principal Amount of Notes due 2023
Barclays Bank PLC	€
BNP Paribas
Citigroup Global Markets Limited
Deutsche Bank AG, London Branch

Total	€

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriters initially propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the representatives may change the public offering price.

We are to pay             % per note of underwriting discounts and commissions to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

The notes are new issues of securities and there is no established trading market for the notes. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed. Even if the notes are listed, an active trading market may not develop, in which case the market price and liquidity of the notes may be adversely affected. In addition, even if such listing is obtained we have no obligation to maintain such listing and we may delist the notes at any time. We have been advised by the underwriters that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market-making at any time without providing any notice.

In connection with this offering of the notes, BNP Paribas, in its role as stabilizing manager (the “Stabilizing Manager”) for its own account may, to the extent permitted by applicable laws and directives, over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issuance of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.

The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $            . We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth London business day following the date of pricing of the notes (this settlement cycle being referred to as “T+ 5”). Under E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding London business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Offering Restrictions

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State other than:

(a)	to “qualified investors” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes referred to in (a) through (c) above shall require the publication by the issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of the notes that are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, Relevant Persons.

Each underwriter has represented and agreed that it and each of its affiliates:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of such notes in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(b)	has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong. The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan. The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore. This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, notes and units of shares and notes of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the offered notes will be passed upon for us, Historic TW, HBO and TBS by Cravath, Swaine & Moore LLP, New York, New York.

Certain legal matters in connection with the offered notes will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of Time Warner appearing in Time Warner’s Annual Report on Form 10-K for the year ended December 31, 2014 (including the supplementary information and financial statement schedule appearing therein), and the effectiveness of Time Warner’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Time Warner’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains a general description of the securities which we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by Time Warner Inc. The debt securities will be fully, irrevocably and unconditionally guaranteed on an unsecured basis by Historic TW Inc.; and Home Box Office, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Historic TW Inc.’s guarantee of the debt securities. See “Description of the Debt Securities and the Guarantees.”

The common stock of Time Warner Inc. is listed on the New York Stock Exchange under the trading symbol “TWX.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The date of this prospectus is February 22, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

In this prospectus, unless the context otherwise requires, the terms “Time Warner,” “we,” “our,” “our company,” “the Company” and “us” refer to Time Warner Inc., a Delaware corporation whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “TWX,” and its subsidiaries.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Time Warner files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Historic TW Inc., Home Box Office, Inc. and Turner Broadcasting System, Inc. do not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.”

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information Time Warner has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Time Warner files with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2012 (filed February 22, 2013) (the “2012 Form 10-K”); and

•	Current report on Form 8-K, dated January 11, 2001 (filed January 12, 2001), and amended on January 25, 2001, February 9, 2001 and March 30, 2001, in which it is reported that our common stock is deemed registered pursuant to Rule 12g-3(c) under the Exchange Act.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.timewarner.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Time Warner at the following address:

Time Warner Inc.

Attn: Investor Relations

One Time Warner Center

New York, NY 10019-8016

Telephone: 1-866-INFO-TWX

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any applicable free writing prospectus. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. All forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may differ materially from those expressed or implied in its forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	recent and future changes in technology, services and standards, including, but not limited to, alternative methods for the delivery, storage and consumption of digital media and evolving home entertainment formats;

•	changes in consumer behavior, including changes in spending behavior and changes in when, where and how digital content is consumed;

•	the popularity of the Company’s content;

•	changes in the Company’s plans, initiatives and strategies, and consumer acceptance thereof;

•	competitive pressures, including as a result of audience fragmentation and changes in technology;

•	the Company’s ability to deal effectively with economic slowdowns or other economic or market difficulties;

•	changes in advertising market conditions or advertising expenditures due to, among other things, economic conditions, changes in consumer behavior, pressure from public interest groups, changes in laws and regulations and other societal or political developments;

•	piracy and the Company’s ability to exploit and protect its intellectual property rights in and to its content and other products;

•	lower than expected valuations associated with the cash flows and revenues at Time Warner’s reporting units, which could result in Time Warner’s inability to realize the value of recorded intangible assets and goodwill at those reporting units;

•	increased volatility or decreased liquidity in the capital markets, including any limitation on the Company’s ability to access the capital markets for debt securities, refinance its outstanding indebtedness or obtain bank financings on acceptable terms;

•	the effects of any significant acquisitions, dispositions and other similar transactions by the Company;

•	the failure to meet earnings expectations;

•	the adequacy of the Company’s risk management framework;

•	changes in U.S. GAAP or other applicable accounting policies;

•	the impact of terrorist acts, hostilities, natural disasters (including extreme weather) and pandemic viruses;

•	a disruption or failure of network and information systems or other technology on which the Company’s businesses rely;

•	the effect of union or labor disputes or player lockouts affecting the professional sports leagues whose programming is shown on the Company’s networks;

•	changes in tax, federal communication and other laws and regulations;

•	changes in foreign exchange rates and in the stability and existence of the Euro; and

•	the other risks and uncertainties detailed in Part I, Item 1A. “Risk Factors,” in the 2012 Form 10-K, incorporated by reference herein.

Any forward-looking statements speak only as of the date on which they are made. None of Time Warner, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

All subsequent forward-looking statements attributable to us, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY

Time Warner

Time Warner is a leading media and entertainment company. Time Warner classifies its operations into three reporting segments:

•	Networks, consisting principally of cable television networks, premium pay and basic tier television services and digital media properties;

•	Film and TV Entertainment, consisting principally of feature film, television, home video and videogame production and distribution; and

•	Publishing, consisting principally of magazine publishing and related websites as well as book publishing and marketing businesses.

Time Warner is the issuer of the securities to be offered by this prospectus. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, which include the Guarantors (as defined below). Its principal executive office is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Guarantors

The debt securities to be offered pursuant to this prospectus and any applicable prospectus supplement will be fully, irrevocably and unconditionally guaranteed by Historic TW Inc. (“Historic TW”). In addition, Home Box Office, Inc. (“HBO”) and Turner Broadcasting System, Inc. (“TBS”) will fully, irrevocably and unconditionally guarantee the obligations of Historic TW under its guarantee (Historic TW, HBO and TBS are referred to herein as the “Guarantors”). See “Description of the Debt Securities and the Guarantees — Guarantees.”

The following is a brief description of the Guarantors:

Historic TW Inc.

Historic TW is a wholly owned subsidiary of Time Warner. Historic TW is a holding company with substantially the same business interests as Time Warner. It derives its operating income and cash flow from its investments in its subsidiaries, which include HBO, TBS, Warner Bros. Entertainment Inc. and Time Inc. The principal executive office of Historic TW is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Home Box Office, Inc.

HBO is a wholly owned indirect subsidiary of Historic TW. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of HBO and its subsidiaries include the operation of the “HBO” and “Cinemax” premium pay television services, with the HBO service ranking as the most widely distributed premium pay television service in the United States. The principal executive office of HBO is located at 1100 Avenue of the Americas, New York, NY 10036-6712, telephone (212) 512-1000.

Turner Broadcasting System, Inc.

TBS is a wholly owned subsidiary of Historic TW. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of TBS and its subsidiaries include the operation of cable networks in the United States and internationally. The principal executive office of TBS is located at One CNN Center, Atlanta, GA 30303, telephone (404) 827-1700.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in the 2012 Form 10-K, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Time Warner is set forth below for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding:

(i) pretax income (loss) from continuing operations,

(ii) adjustments for equity earnings or losses of investee companies, net of cash distributions, and

(iii) fixed charges which consist of interest expense, capitalized interest and portions of rents representative of an interest factor from both continuing and discontinued operations.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Ratio of earnings to fixed charges	4.0x	4.0x	3.8x	3.0x	—	(a)

(a)	Time Warner’s earnings were insufficient to cover its fixed charges by $4.374 billion for the year ended December 31, 2008. Net loss from continuing operations before income taxes and discontinued operations for 2008 includes $7.139 billion of noncash impairments related to goodwill and identifiable intangible assets at the Publishing segment.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under the Indenture, dated as of March 11, 2010 (the “Indenture”), among Time Warner, Historic TW, HBO, TBS and The Bank of New York Mellon, as Trustee. The statements set forth below are brief summaries of certain provisions contained in the Indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the Indenture. Such defined terms shall be incorporated herein by reference.

The Indenture does not limit the amount of debt securities which may be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect of which such prospectus supplement is being delivered, including the following:

•	the designation, issue date, currency or currency unit of payment if other than U.S. dollars and authorized denominations of such debt securities, if other than U.S. $1,000 and integral multiples thereof;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the date or dates on which such debt securities will mature (which may be fixed or extendible);

•	the rate or rates (or manner of calculation thereof), if any, per annum at which such debt securities will bear interest;

•	the dates, if any, on which such interest will be payable;

•	the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of Holders (including whether any such purchase may be paid in cash, common stock or other securities or property);

•	the terms of any mandatory or optional conversion or exchange provisions;

•	whether such debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information that we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the Indenture do not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the Indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Under the Guarantee (as defined below) of Historic TW, Historic TW, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of debt securities and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indenture (including obligations to the Trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the Indenture and the debt securities. Such Guarantee will constitute a guarantee of payment, performance and compliance and not merely of collection. The obligations of Historic TW under the Indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the Indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that any such waiver or amendment that expressly purports to modify or release such obligations shall be effective in accordance with its terms). The obligations of Historic TW to make any payments may be satisfied by causing us to make such payments. Historic TW shall further agree to waive presentment to, demand of payment from and protest to us and shall also waive diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for non-payment, filing a claim if we complete a merger or declare bankruptcy and any right to require a proceeding first against us. These obligations shall be unaffected by any failure or policy of the Trustee to exercise any right under the Indenture or under any series of security. If any Holder of any debt security or the Trustee is required by a court or otherwise to return to us or Historic TW, or any custodian, trustee, liquidator or other similar official acting in relation to us or Historic TW, any amount paid by us or any of them to the Trustee or such Holder, the Guarantee of Historic TW, to the extent theretofore discharged, shall be reinstated in full force and effect.

Further, Historic TW agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of debt securities in enforcing any of their respective rights under the Guarantee. The Indenture provides that the Guarantee of Historic TW is limited to the maximum amount that can be guaranteed by Historic TW without rendering its Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Additionally, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s Guarantee of the debt securities under substantially the same terms as the Guarantee of Historic TW of our indebtedness (the guarantees of the Guarantors each being a “Guarantee” and, collectively, the “Guarantees”).

The Indenture provides that any Guarantor shall be automatically released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money, as of the date of such certificate, other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such Guarantee. However, there is no covenant in the Indenture that would prohibit any such Guarantor from incurring Indebtedness For Borrowed Money after the date such Guarantor is released from its Guarantee.

The Indenture further provides that we and the Trustee may enter into a supplemental indenture without consent of the Holders to add additional guarantors in respect of the debt securities.

Ranking

The debt securities will be unsecured and senior obligations of Time Warner, and will rank equally with other unsecured and unsubordinated obligations of Time Warner. The Guarantees of the debt securities will be unsecured and senior obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with all other unsecured and unsubordinated obligations of Historic TW, HBO and TBS, respectively. Each of Time Warner, Historic TW, HBO and TBS is a holding company for other non-guarantor subsidiaries, and therefore the debt securities and the Guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of such non-guarantor subsidiaries. Such non-guarantor subsidiaries include Warner Bros. Entertainment Inc. and Time Inc. Furthermore, the ability of each of Time Warner and Historic TW and, to a certain extent, HBO and TBS to service its indebtedness and other obligations is dependent upon the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow.

Certain Covenants

We and Historic TW, HBO and TBS have agreed to certain restrictions on our activities for the benefit of the Holders. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities issued under the Indenture are outstanding, unless the prospectus supplement states otherwise. The Indenture does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, except as summarized below, the Indenture and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

Any additional restrictive covenants of Time Warner, Historic TW, HBO or TBS pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Limitation on Liens. The Indenture provides that neither we nor any Material Subsidiary of ours shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness For Borrowed Money that is secured by a lien on any asset now owned or hereafter acquired by us or it unless we make or cause to be made effective provisions whereby the debt securities will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:

•	liens existing as of the date of the Indenture;

•	liens created by Subsidiaries of ours to secure indebtedness of such Subsidiaries to us or to one or more other Subsidiaries of ours;

•	liens affecting property of a Person existing at the time it becomes a Subsidiary of ours or at the time it merges into or consolidates with us or a Subsidiary of ours or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to us or our Subsidiaries;

•	liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;

•	liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;

•	liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to us or any of our Subsidiaries of rights to distribute such motion pictures, video and television programming, sound recordings or books; provided, however, that no such lien shall attach to any asset or right of ours or our Subsidiaries (other than (1) the motion pictures, video and television programming, sound recordings, books or rights which were sold, transferred to or financed by groups who may receive tax benefits or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such motion pictures, video and television programming, sound recordings, books or rights and related proceeds);

•	liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary of ours;

•	liens on Works which either (1) existed on such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

•	any lien on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by us or our Subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

•	liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

•	liens on capital leases entered into after the date of the Indenture; provided that such liens extend only to the property or assets that are the subject of such capital leases;

•	liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

•	any extensions, renewal or replacement of any lien referred to in the foregoing clauses or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted, and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property); and

•	other liens arising in connection with our indebtedness and our Subsidiaries’ indebtedness in an aggregate principal amount for us and our Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of our company and (B) $500 million.

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of Time Warner, Historic TW, HBO or TBS shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) (a) in the case of Time Warner, the Person formed by such consolidation or into which Time Warner is merged or the Person which acquires by conveyance or transfer the properties and assets of Time Warner substantially as an entirety shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the Indenture (as supplemented from time to time) on the part of Time Warner to be performed or observed; or (b) in the case of Historic TW, HBO or TBS, the Person formed by such consolidation or into which Historic TW, HBO or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of Historic TW, HBO or TBS substantially as an entirety shall be either (i) one of Time Warner, Historic TW, HBO or TBS or (ii) a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of the Indenture (as supplemented from time to time) on the part of Historic TW, HBO or TBS to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Time Warner, Historic TW, HBO or TBS substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which Time Warner, Historic TW, HBO or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of Time Warner, Historic TW, HBO or TBS, as the case may be, under the Indenture with the same effect as if such successor had been named as Time Warner, Historic TW, HBO or TBS, as the case may be, in the Indenture. In the event of any such conveyance or transfer, Time Warner, Historic TW, HBO or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under the Indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any Guarantor if at such time such Guarantor has been released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money as described above under “Description of the Debt Securities and the Guarantees — Guarantees.”

Certain Definitions

The following are certain of the terms defined in the Indenture:

“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the Indenture.

“Holder,” when used with respect to any security, means a securityholder, which means a Person in whose name a security is registered in the Security Register.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Material Subsidiary” means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our company’s Consolidated Net Worth.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Responsible Officer,” when used with respect to Time Warner, means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, Controller or Vice President, Corporate Finance, of Time Warner (or any equivalent of the foregoing officers).

“Security Register” means the register or registers we shall keep or cause to be kept in which we shall provide for the registration of securities, or of securities of a particular series, and of transfers of securities or of securities of such series.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Works” means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly after the date of the Indenture by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem the debt securities at any time and from time to time, as a whole or in part, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each Holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to, but not including, such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

The Indenture provides that we (and, to the extent applicable, Historic TW, HBO and TBS), at our option,

(a) will be Discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “Description of the Debt Securities and the Guarantees — Certain Covenants” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the Guarantors will be released from the Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of and premiums and interest on, and any repurchase or redemption obligations with respect to, the outstanding debt securities of such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of our company or others.

Events of Default, Notice and Waiver

The Indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the Indenture, in the case of certain Events of Default affecting all series of debt securities under the Indenture) may declare the principal of all the debt securities of such series to be due and payable.

Events of Default in respect of any series are defined in the Indenture as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us (or Historic TW, HBO or TBS, if applicable) by the Trustee thereunder or by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary thereof which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any Guarantee ceasing to be, or asserted by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the Indenture and any such Guarantee.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, or in the payment of any sinking or purchase fund installment or analogous obligation with respect to debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of Holders of the debt securities.

The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions set forth in the Indenture.

In certain cases, the Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

The Indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indenture

We and the Trustee may, without the consent of the Holders of the debt securities, enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to Time Warner, Historic TW, HBO or TBS and the assumption by such successor of Time Warner’s, Historic TW’s, HBO’s or TBS’s obligations under the Indenture and the debt securities of any series or the Guarantees relating thereto;

(2) to add to the covenants of Time Warner, Historic TW, HBO or TBS, or to surrender any rights or powers of Time Warner, Historic TW, HBO or TBS, for the benefit of the Holders of debt securities of any or all series;

(3) to cure any ambiguity or correct any inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture;

(4) to add to the Indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the “Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

(6) to evidence and provide for the acceptance of appointment of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture;

(7) to add any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities pursuant to the Indenture’s limitation on liens or otherwise;

(11) to add additional guarantors in respect of the debt securities; and

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the Indenture or any supplemental indenture under the Act.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series in any material respect.

The Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the stated maturity of any premium on, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity (or, in the case of redemption or repayment, on or after the date of redemption or repayment, as the case may be), or alter the provisions of the Indenture so as to affect adversely the terms, if any, of conversion of any debt securities into common stock or other securities;

(2) reduce the percentage in principal amount of any outstanding debt securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder, provided for in the Indenture;

(3) modify certain provisions of the Indenture with respect to amendments, waivers of past defaults or waivers of certain covenants, except to increase the percentage in principal amount of any outstanding debt securities of any series applicable to such provision or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each debt security affected thereby;

(4) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment on, or with respect to, the debt securities of any series on or after the stated maturity of such series; or

(5) amend or modify the provisions of the Indenture governing the Guarantees in a manner adverse to the rights of the Holders of any debt securities of any series.

The Trustee

The Bank of New York Mellon is the Trustee under the Indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

The Indenture is governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK

The following description of the terms of the common stock and preferred stock sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as “Delaware law.” The terms of the Time Warner restated certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. See “Where You Can Find More Information.”

Authorized Capital Stock

Total Shares. We have the authority to issue a total of 9,680,000,000 shares of capital stock consisting of:

•	8,330,000,000 shares of common stock, par value $0.01 per share;

•	600,000,000 shares of series common stock, par value $0.01 per share, which are issuable in series; and

•	750,000,000 shares of preferred stock, par value $0.10 per share, which are issuable in series.

Common Stock. As of December 31, 2012, 931,865,403 shares of Time Warner common stock were outstanding.

Series Common Stock. We have the authority to issue one or more series of series common stock up to the maximum number of series common shares authorized. Our board of directors is also authorized to set the following terms of a series of common stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

If we offer shares of a new series of series common stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of series common stock they will be fully paid and non-assessable.

As of December 31, 2012, no shares of series common stock were outstanding.

Preferred Stock. We have the authority to issue series of preferred stock up to the maximum number of preferred shares authorized. Our board of directors is also authorized to set the following terms of a series of preferred stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of preferred stock they will be fully paid and non-assessable.

As of December 31, 2012, no shares of Time Warner preferred stock were outstanding.

Listing. We list our common stock on the New York Stock Exchange under the symbol “TWX.” No other capital stock of ours is listed.

Preemptive Rights. The holders of our common stock, our series common stock and our preferred stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Common Stock

Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

Dividends. Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of any outstanding Time Warner series common stock and Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends.

Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our series common stock or our preferred stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Regulatory Restrictions. Subject to any resolutions of the board of directors creating any series of preferred stock, any other class or series of stock having preferences over the common stock as to dividends or upon dissolution, liquidation or winding up or any series common stock, outstanding shares of our common stock, any series common stock or preferred stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to any particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of December 31, 2012, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2012, no preferred stock or common stock warrants were outstanding.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, preferred stock, common stock or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Historic TW, HBO and TBS or other affiliates of ours in the ordinary course of business. Under agreements that may be entered into with us, underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us, Historic TW, HBO and TBS by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Time Warner appearing in Time Warner’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the supplementary information and financial statement schedule appearing therein), and the effectiveness of Time Warner’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Time Warner’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

€

    % Notes due 2023

PROSPECTUS SUPPLEMENT

                    , 2015

Joint Book-Running Managers

Barclays	BNP PARIBAS	Citigroup	Deutsche Bank

Senior Co-Managers